Exhibit 99.1

Ondas Holdings Announces Upcoming Investor Events

Tour of American Robotics’ facilities in Marlborough, Massachusetts on September 27th followed by a Virtual Investor Presentation on September 28th

Nantucket, MA –September 7, 2021 - Ondas Holdings Inc. (NASDAQ: ONDS) (“Ondas”), a leading provider of private wireless data and drone solutions through its wholly owned subsidiaries, Ondas Networks Inc. (“Ondas Networks”) and American Robotics, Inc. (“American Robotics” or “AR”), today announced details of upcoming investor events.

On Monday, September 27th, Ondas will host an investor and media tour of American Robotics’ facilities in Marlborough, Massachusetts from 2:00 – 4:00 pm ET. The tour will include a field demonstration of its Scout System™, the first drone system approved by the FAA for automated operation beyond-visual-line-of-sight (BVLOS) without a human operator on-site. Limited space is available. To pre-register for this in-person event, please send your contact information to Ondas Investor Relations at ir@ondas.com.

On Tuesday, September 28th, Ondas will host a virtual investor presentation focused on American Robotics from 10:00 am – Noon ET, during which Ondas will provide insight into AR’s growth plans and business strategy. The presentation will be broadcast live with a replay available at Ondas Holdings - IR. Investors interested in attending can register in advance at American Robotics Investor Day. Questions for the management team may be emailed in advance to Ondas Investor Relations at ir@ondas.com.

About Ondas Holdings Inc.

Ondas Holdings Inc. (“Ondas”) is a leading provider of private wireless data and drone solutions through its wholly owned subsidiaries Ondas Networks Inc. (“Ondas Networks”) and American Robotics, Inc. (“American Robotics” or “AR”). Ondas Networks is a developer of proprietary, software-based wireless broadband technology for large established and emerging industrial markets. Ondas Networks’ standards-based (802.16s), multi-patented, software-defined radio FullMAX platform enables Mission-Critical IoT (MC-IoT) applications by overcoming the bandwidth limitations of today’s legacy private licensed wireless networks. Ondas Networks’ customer end markets include railroads, utilities, oil and gas, transportation, aviation (including drone operators) and government entities whose demands span a wide range of mission critical applications. American Robotics designs, develops, and markets industrial drone solutions for rugged, real-world environments. AR’s Scout System™ is a highly automated, AI-powered drone system capable of continuous, remote operation and is marketed as a “drone-in-a-box” turnkey data solution service under a Robot-as-a-Service (RAAS) business model. The Scout System™ is the first drone system approved by the FAA for automated operation beyond-visual-line-of-sight (BVLOS) without a human operator on-site. Ondas Networks and American Robotics together provide users in rail, agriculture, utilities and critical infrastructure markets with improved connectivity and data collection capabilities.

For additional information on Ondas Networks and Ondas Holdings, visit www.ondas.com or follow Ondas Networks on Twitter and LinkedIn. For additional information on American Robotics, visit www.american-robotics.com or follow American Robotics on Twitter and LinkedIn.

Information on our websites and social media platforms is not incorporated by reference in this release or in any of our filings with the U.S. Securities and Exchange Commission.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Media Contacts for Ondas Holdings Inc. and Ondas Networks Inc.
Stewart Kantor, President and CFO
Ondas Holdings Inc.
888.350.9994 Ext. 1009
ir@ondas.com

Media Contacts for American Robotics, Inc.
Chelsea Higgins
BIGfish Communications
americanrobotics@bigfishpr.com
617.713.3800

Source: Ondas Holdings Inc.